Exhibit 1.01

Conflict Minerals Report

2024

Introduction

This ‘Report’ has been prepared in accordance with Rule 13p-1 (the ‘Rule’) under the U.S. Securities Exchange Act of 1934, as amended (the ‘Exchange Act’), for the year ending 31 December 2024 (the ‘Reporting Period’).

The U.S. Securities and Exchange Commission (the ‘SEC’) defines ‘Conflict Minerals’ to include columbite-tantalite (coltan), cassiterite, gold and wolframite, or their derivatives, which are limited to tantalum, tin and tungsten (collectively, ‘3TG’).

This Report covers the reasonable country of origin inquiry (‘RCOI’) which is conducted in good faith to determine whether any of the 3TG necessary to the functionality or production of British American Tobacco p.l.c (‘BAT’)1 products ('in-scope products') originated in the Democratic Republic of the Congo or an adjoining country (the ‘Covered Countries’), or are from recycled or scrap sources.

Please refer to Form SD for further details and definitions of the terms used in this Report.2

Company Overview

BAT is a leading consumer goods company with headquarters in the United Kingdom. BAT has operations in 147 markets worldwide and employs over 48,000 people. In 2024, the Group revenue was £25,867 million.

The Company has shares listed on the London Stock Exchange (‘BATS’), the Johannesburg Stock Exchange (‘BTI’) and, as American Depositary Shares, on the New York Stock Exchange (‘BTI’).

Applicability Assessment

We have reasonably determined that the Group manufactures, or contracts to be manufactured, two in-scope product categories:

●	Vapour products – devices and related accessories, such as battery chargers and liquid pods, under our global brand Vuse, as well as some local brands of our subsidiaries; and

●	Heated Products – devices and related accessories, such as battery chargers, under our global brand glo.

RCOI and Due Diligence Framework

As required by Form SD, we conducted a good faith RCOI regarding the Group’s in-scope product categories for the Reporting Period. This good faith RCOI was designed to determine whether any of the 3TG used in our in-scope product categories originated in the Covered Countries or were produced from recycled or scrap sources.

1 British American Tobacco p.l.c. is the publicly-traded holding company for the British American Tobacco Group of companies. References in this report to ‘BAT’, ‘Group’, ‘Company’, ‘we’, ‘us’ and ‘our’ when denoting opinion refer to British American Tobacco p.l.c. and when denoting business activity refer to British American Tobacco p.l.c. and its subsidiaries, collectively or individually as the case may be as well as, in some circumstances, to those who work for them.
2 Form SD is available at www.sec.gov/about/forms/formsd.pdf

In accordance with the Rule and Form SD, we follow the five-step due diligence framework set out in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the ‘OECD Framework’)3 as applicable for 3TG and downstream companies (as ‘downstream companies’ is defined in the OECD Framework).

Step 1: Establish Group Systems

We have integrated 3TG reporting into our existing Group-wide systems as part of our wider human rights and supply chain due diligence procedures, including:

a)
Strengthening engagement with suppliers through sharing guidance on best practices, including how to complete the conflict minerals reporting template (‘CMRT’). The CMRT is a standard reporting template developed by the Responsible Minerals Initiative (‘RMI’ – formerly the Conflict-Free Sourcing Initiative) to gather information on the 3TG chain of custody throughout supply chains, in line with the guidance set out in the OECD Framework Framework.[4]

b)	Adopting a Group position for the responsible sourcing of 3TG and communicating this position in our Supplier Code of Conduct (‘SCoC’) since 2018.

The SCoC states that we expect our suppliers to “ensure responsible sourcing of ‘conflict minerals’ [...] and where products or materials supplied to the Group contain such minerals, suppliers should work to exercise appropriate due diligence and perform a reasonable country of origin inquiry, including requiring their suppliers to engage in similar due diligence”.

The SCoC has been endorsed by the Board of British American Tobacco p.l.c. (the ‘Board’), and our Director, Operations is responsible for the policy on behalf of the Management Board.

The SCoC is publicly available at www.bat.com/principles and applies to all BAT Group company suppliers (‘in-scope suppliers’).

c)	Dedicated internal forum to support 3TG due diligence within our existing human rights supply chain due diligence (‘SCDD’) programme.

The SCDD programme is overseen by the Group’s SCDD Committee, a cross-functional committee, including senior leaders of Procurement, Operations, Sustainability and Compliance, including the Group Head of Procurement. It oversees, amongst other things, the design, implementation and results of the Group’s 3TG due diligence.

The Operations Sustainability Forum, chaired by the Group’s Director, Operations has oversight of the SCDD Committee and the 3TG reporting process.

d)
Participating in cross-industry efforts to support responsible minerals sourcing, as part of our membership of the RMI. We continue to further enhance our SCDD process, utilising RMI’s resources. In 2024, BAT also maintained its Supporter Member status of the Responsible Business Alliance (‘RBA’).

e)
Establishing a system of controls and transparency for identifying in-scope products and suppliers. 3TG clauses are included in relevant contractual arrangements with in-scope suppliers. These clauses require such suppliers to confirm compliance with 3TG laws, establish 3TG due diligence procedures and perform an RCOI, as appropriate.

f)
Providing a grievance mechanism through the Group’s Speak Up channels. These independently managed channels are available to anyone to raise concerns online at www.bat.com/speakup, by text or by telephone hotlines, 24 hours a day, seven days a week and in multiple languages. These channels can be used confidentially and anonymously, without fear of reprisal.

3 Organisation for Economic Co-operation and Development. The current OECD Framework (Third Edition) is available at www.oecd.org/ corporate/mne/mining.htm.
4 The CMRT is available at www.responsiblemineralsinitiative.org/reporting-templates/cmrt/.

Step 2: Identify and Assess Risks in the Supply Chain

In 2024, all our in-scope suppliers provided full disclosure of their smelter supply base and completed the CMRT. Suppliers’ responses were analysed, and followed-up with, as appropriate.

Details of the smelters and refiners provided by our in-scope suppliers were compared against the RMI’s Responsible Minerals Assurance Process (‘RMAP’) database5 to determine if the smelters and refiners are 'RMAP Conformant'.

RMI defines smelters and refiners as 'RMAP Conformant' if they have successfully completed an independent RMAP audit. The RMI states that “the RMAP standards are developed to meet the requirements of the OECD Due Diligence Guidance, the Regulation (EU) 2017/821 of the European Parliament and the US Dodd-Frank Wall Street Reform and Consumer Protection Act".

The RMAP audit verifies that smelters and refiners (a) have the systems and processes in place to support responsible sourcing of raw materials; (b) can provide evidence to support their sourcing activities; and (c) maintain good standing in the programme through a validation process.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

The Group’s SCDD Committee oversees the design, implementation and findings of our 3TG due diligence procedures – including our strategy to respond to identified risks. The Committee continues to monitor progress, risks and emerging issues to continue to improve our response to identified risks.

Step 4: Utilise Results of Independent Third-Party Audits of Smelter and Refiner Due Diligence Practices

As Group companies are far removed from the smelters and refiners that process 3TG in the supply chain, we rely on cross-industry initiatives, such as RMI’s RMAP, which conduct independent third-party audits of smelters and refiners in our supply chain.

As described in Step 2, we review whether the smelters or refiners identified by our in-scope suppliers to be sourcing 3TG from the Covered Countries are listed as 'RMAP Conformant' in RMI’s database.

Our suppliers are encouraged to engage with their own upstream suppliers to seek to ensure that smelters or refiners that source from the Covered Countries undergo independent third-party audits in accordance with the OECD Framework.

Step 5: Annual Filing of the Conflict Minerals Report

Our Conflict Minerals Reports are filed with the SEC and are available at: www.bat.com/ reporting.

Determination

As we do not directly purchase raw minerals, ores or 3TG, we primarily rely on our in-scope suppliers to collate information on smelters and refiners in our supply chain.

We received responses from all in-scope suppliers for the Reporting Period.

Despite the good faith RCOI and due diligence work described above, we are unable to determine that certain 3TG contained in our in-scope products did not originate in Covered Countries.

The full list of smelters and refiners declared by our in-scope suppliers in 2024 is included in the Annex.

5 RMI’s smelter database is available at www.responsiblemineralsinitiative.org/smelter-links/smelter-database/.

Improvement Efforts to Mitigate Risk

In 2025, we plan to:

●	Review our position on 3TG sourcing and make any appropriate updates;

●	Leverage our RMI and RBA memberships and resources in our SCDD processes and initiatives;

●	Continue to train our Relationship Managers on 3TG who would, in turn, engage with in-scope suppliers;

●	Continue to encourage in-scope suppliers to implement or enhance their 3TG sourcing policies and processes in line with the OECD Framework; and

●	Engage with in-scope suppliers to work with their smelters towards such smelters becoming ‘RMAP Conformant’.

Annex

List of all smelters and refiners declared by our in-scope suppliers in 2024.

Metal	Smelter Name	Smelter Country
Gold	Agosi AG	GERMANY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	ASAHI METALFINE, Inc.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden Ronnskar	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Germany GmbH & Co. KG	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TÜRKIYE
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennametal Huntsville	UNITED STATES OF AMERICA

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS MnM Inc.	KOREA, REPUBLIC OF
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MKS PAMP SA	SWITZERLAND
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TÜRKIYE
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber- Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	REMONDIS PMR B.V.	THE NETHERLANDS
Gold	Royal Canadian Mint	CANADA
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CHINA
Tantalum	AMG Brasil	BRAZIL
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN

Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA
Tin	Aurubis Beerse	BELGIUM
Tin	Aurubis Berango	SPAIN
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies	SPAIN
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	DS Myanmar	MYANMAR[6]
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgicas S.A.	BOLIVIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA

6 This smelter is reported to have temporarily ceased operations as of August 2024.

Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur (SIM)	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Thaisarco	THAILAND
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA

Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIETNAM
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Further Information

About this Report

This is our sixth Conflict Minerals Report in accordance with the Rule under the Exchange Act.

The material in this Report is not provided for product advertising, promotional or marketing purposes. This material does not constitute and should not be construed as constituting an offer to sell, or a solicitation of an offer to buy, any of our products. Our products are sold only in compliance with the laws of the particular jurisdictions in which they are sold.

References in this Report to reports and information on websites, including the web address of BAT, have been included as inactive textual references only. These websites and the information contained therein or connected thereto are not incorporated into and do not form part of this Report.

Forward-looking Statements

This Report contains certain forward-looking statements, including “forward-looking” statements made within the meaning of the US Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “outlook”, “target” and similar expressions.

These include statements regarding our intentions, beliefs or current expectations concerning, amongst other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the economic and business circumstances occurring from time to time in the countries and markets in which the Group operates. In particular, these forward-looking statements include, among other statements, statements in the Improvement Efforts to Mitigate Risk section (page 4).

All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors. It is believed that the expectations reflected in this Report are reasonable but they may be affected by a wide range of variables that could cause actual results to differ materially from those currently anticipated. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are uncertainties related to the following: the impact of competition from illicit trade; the impact of adverse domestic or international legislation and regulation; the inability to develop, commercialise and deliver the Group’s New Categories strategy; the impact of supply chain disruptions; adverse litigation and dispute outcomes and the effect of such outcomes on the Group’s financial condition; the impact of significant increases or structural changes in tobacco, nicotine and New Categories related taxes; translational and transactional foreign exchange rate exposure; changes or differences in domestic or international economic or political conditions; the ability to maintain credit ratings and to fund the business under the current capital structure; the impact of serious injury, illness or death in the workplace; adverse decisions by domestic or international regulatory bodies; direct and indirect adverse impacts associated with climate change; direct and indirect adverse impacts associated with the move towards a circular economy; and cyber security risks caused by the heightened cyber-threat landscape and increased digital interactions with consumers, and changes to regulation.

The forward-looking statements reflect knowledge and information available at the date of preparation of this Report and the Group undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on such forward-looking statements. Additional information concerning these and other factors can be found in BAT’s filings with the SEC, including the Annual Report on Form 20-F filed on February 14, 2025 and Current Reports on Form 6-K, which may be obtained free of charge at the SEC’s website, www.sec.gov.